SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)         October 27, 2003

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Brandywine Parkway West Chester, Pennsylvania		19380
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On October 27, 2003, Cephalon, Inc. (the “Registrant”), amended its stockholder rights agreement by, among other things, extending the expiration date to November 30, 2013.  The rights agreement was adopted originally on November 12, 1993 and was scheduled to expire on November 30, 2003.  The extension of expiration date was approved in order to maintain the protections of the rights agreement. The rights agreement is intended to deter abusive takeover tactics that could be used to deprive the Registrant’s stockholders of the full value of their investment. The amendments were not adopted in response to any specific effort to acquire control of the Registrant.  In addition to the extension, the Board of Directors of the Registrant adopted certain amendments to the rights agreement.  In particular, the Board eliminated a provision in the existing agreement that purported to eliminate liability of the Board to holders of the rights.

A copy of the Second Amended Rights Agreement, dated as of October 27, 2003, was filed as an exhibit to the Registrant’s Form 8-A (Amendment No. 2) filed on October 27, 2003, and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements of Business Acquired:	Not applicable

(b)	Pro Forma Financial Information:	Not applicable

(c)	Exhibits

	Number	Description
99.1

Second Amended and Restated Rights Agreement, dated as October 27, 2003, between Cephalon, Inc. and StockTrans, Inc., as Rights Agent (filed as Exhibit 1 to the Company’s Registration Statement on Form 8-A (Amendment No. 2) filed on October 27, 2003, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: October 27, 2003	By:	JOHN E. OSBORN
John E. Osborn
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1

Second Amended and Restated Rights Agreement, dated as October 27, 2003, between Cephalon, Inc. and StockTrans, Inc., as Rights Agent (filed as Exhibit 1 to the Company’s Registration Statement on Form 8-A (Amendment No. 2) filed on October 27, 2003, and incorporated herein by reference).